HOLLYER BRADY SMITH TROXELL
           BARRETT ROCKETT HINES & MONE LLP
                   551 Fifth Avenue
                  New York, NY 10176

                  Tel: (212) 818-1110
                  FAX: (212) 818-0494


	January 28, 2000


To the Trustees of Churchill Cash Reserves Trust

	We consent to the incorporation by reference into post-effective amendment No. 18 under the 1933 Act and No. 19 under the 1940 Act of our opinion dated January 23, 1997.


					Hollyer Brady Smith Troxell
					Barrett Rockett Hines & Mone LLP

					/s/ W.L.D. Barrett

					by__________________________
					        Partner